As filed with the Securities and Exchange Commission on April 5, 2005

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVANIR Pharmaceuticals

(Exact name of Registrant as specified in its charter)

California	33-0314804

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California 92121 (858) 622-5200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory P. Hanson
Chief Financial Officer and Secretary
11388 Sorrento Valley Road, San Diego, California 92121
(858) 622-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen C. Ferruolo
Ryan A. Murr
Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122-1246
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☑
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Offering Price	Registration Fee(1)
Class A Common Stock, no par value(2)	$2,850,000(3)	$336

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) This Registration Statement registers an indeterminate number of shares of Class A common stock that the Registrant may sell from time to time. The maximum offering price for all such shares that may be sold from time to time pursuant to this Registration Statement shall not exceed $2,850,000.
(3) The Registrant previously registered an aggregate $50,000,000 of its Common Stock on a Registration Statement on Form S-3 (File No. 333-114389), for which a filing fee of $6,335 was previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN
ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 15.1
EXHIBIT 23.2

EXPLANATORY NOTE

     This Registration Statement on Form S-3 relates to the public offering of Class A common stock of Avanir Pharmaceuticals contemplated by the Registration Statement on Form S-3 (File No. 333-114389), declared effective on April 28, 2004 by the Securities and Exchange Commission (the “Prior Registration Statement”), and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $2,850,000, which represents 20% of the remaining amount of securities available for issuance under the Prior Registration Statement. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, state of California, on April 4, 2005.

AVANIR PHARMACEUTICALS
By	/s/ Gerald J. Yakatan, Ph.D.
Gerald J. Yakatan, Ph.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gerald J. Yakatan, Ph.D. Gerald J. Yakatan, Ph.D.	President and Chief Executive Officer (Principal Executive Officer)	April 4, 2005

/s/ Gregory P. Hanson, CMA Gregory P. Hanson, CMA	Vice President, Finance; Chief Financial Officer; and Secretary (Principal Accounting and Financial Officer)	April 4, 2005

/s/ Charles A. Mathews Charles A. Mathews	Director, Chairman of the Board	April 4, 2005

/s/ Stephen G. Austin, CPA Stephen G. Austin, CPA	Director	April 4, 2005

/s/ Dennis J. Carlo, Ph.D. Dennis J. Carlo, Ph.D.	Director	April 4, 2005

/s/ Harold F. Oberkfell Harold F. Oberkfell	Director	April 4, 2005

/s/ Kenneth E. Olson Kenneth E. Olson	Director	April 4, 2005

/s/ Dennis G. Podlesak Dennis G. Podlesak	Director	April 4, 2005

/s/ Jonathan T. Silverstein Jonathan T. Silverstein	Director	April 4, 2005

/s/ Paul G. Thomas Paul G. Thomas	Director	April 4, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion of Heller Ehrman LLP
10.1 (1)	Placement Agency Agreement
15.1	Letter on Unaudited Interim Financial Information
23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)
23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

(1)	To be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.